EXHIBIT 99.1

ConnectOne Bancorp, Inc. to Host 2018 First Quarter Results Conference Call on April 26, 2018

ENGLEWOOD CLIFFS, N.J., April 13, 2018 (GLOBE NEWSWIRE) -- ConnectOne Bancorp, Inc. (Nasdaq:CNOB) (the “Company” or “ConnectOne”), parent company of ConnectOne Bank (the “Bank”), today announced that it plans to release results for the first quarter ended March 31, 2018 before the market opens on Thursday, April 26, 2018.  Management will also host a conference call and audio webcast at 10:00 a.m. ET on April 26, 2018 to review the Company's financial performance and operating results.

Chairman and Chief Executive Officer Frank Sorrentino III and Chief Financial Officer William S. Burns will host the call. The conference call dial-in number is 334-323-0522, access code 4265482. Please dial in at least five minutes before the start of the call to register. An audio webcast of the conference call will be available to the public, on a listen-only basis, via the "Shareholders" link on the Company's website https://www.ConnectOneBank.com or at http://ir.connectonebank.com.

A replay of the conference call will be available beginning at approximately 1:00 p.m. ET on Thursday, April 26, 2018 and ending on Thursday, May 3, 2018 by dialing 719-457-0820, access code 4265482. An online archive of the webcast will be available following the completion of the conference call at https://www.ConnectOneBank.com or at http://ir.connectonebank.com.

About ConnectOne Bancorp, Inc.

ConnectOne is a New Jersey corporation and a registered bank holding company pursuant to the Bank Holding Company Act of 1956, as amended, and serves as the holding company for ConnectOne Bank ("the Bank"). The Bank is a community-based, full-service New Jersey-chartered commercial bank that was founded in 2005. The Bank operates from its headquarters located at 301 Sylvan Avenue in the Borough of Englewood Cliffs, Bergen County, New Jersey, and through its 20 other banking offices across New Jersey and New York.

For more information visit https://www.ConnectOneBank.com.

Investor Contact:

William S. Burns
Executive VP & CFO
201.816.4474; bburns@cnob.com

Media Contact:
Jake Ciorciari, MWWPR
646.376.7042; jciorciari@mww.com